Exhibit 1.3

Execution Copy

CAMPUS CREST COMMUNITIES, INC.

Common Stock
($ 0.01 par value)

Equity Distribution Agreement

June 3, 2013

Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York, 10013

Ladies and Gentlemen:

Campus Crest Communities, Inc., a corporation organized under the laws of Maryland (the “Company”), and Campus Crest Communities Operating Partnership, LP, a Delaware limited partnership and the operating partnership of the Company (the “Operating Partnership”), each confirms its joint and several agreement (this “Agreement”) with Citigroup Global Markets Inc. (the “Manager”) as follows:

1.          Description of Shares. The Company proposes to issue and sell through or to the Manager, as sales agent and/or principal, shares of the Company’s common stock, $0.01 par value per share (“Common Stock”), having an aggregate gross sales price of up to $100,000,000 (the “Shares” and, such amount, the “Maximum Amount”), from time to time during the term of this Agreement and on the terms set forth in Section 3 of this Agreement. For purposes of selling the Shares through the Manager, the Company hereby appoints the Manager as agent of the Company for the purpose of soliciting purchases of the Shares from the Company pursuant to this Agreement and the Manager agrees to use its reasonable efforts to solicit purchases of the Shares on the terms and subject to the conditions stated herein.

The Company and the Operating Partnership have also entered into separate equity distribution agreements, each dated as of even date herewith (the “Alternative Distribution Agreements”), with Barclays Capital Inc., Raymond James & Associates, Inc., RBC Capital Markets, LLC and Robert W. Baird & Co. Incorporated (the “Alternative Managers”). The aggregate gross offering price of the Shares that may be sold pursuant to this Agreement, any Terms Agreement (as defined below) and the Alternative Distribution Agreements shall not exceed the Maximum Amount.

The Company agrees that whenever it determines to sell the Shares directly to the Manager or any Alternative Manager as principal, it will enter into a separate agreement (each, a “Terms Agreement”) in substantially the form of Annex I hereto, relating to such sale in accordance with Section 3 of this Agreement. Certain terms used herein are defined in Section 18 hereof.

2.          Representations and Warranties. The Company and the Operating Partnership each, jointly and severally, represents and warrants to, and agrees with, the Manager at the Execution Time and on each such time the following representations and warranties are repeated or deemed to be made pursuant to this Agreement, as set forth below.

(a)          The Company meets the requirements for use of Form S-3 under the Act and has prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (File Number 333-188144) on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of certain securities, including the Shares. Such Registration Statement, including any amendments thereto filed prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made, became effective upon filing. The Company has filed with the Commission the Prospectus Supplement relating to the Shares in accordance with Rule 424(b). As filed, the Prospectus contains all information required by the Act and the rules thereunder, and, except to the extent the Manager shall agree in writing to a modification, shall be in all substantive respects in the form furnished to the Manager prior to the Execution Time or prior to any such time this representation is repeated or deemed to be made. The Registration Statement, at the Execution Time, each such time this representation is repeated or deemed to be made, and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, meets the requirements set forth in Rule 415(a)(1)(x). The initial Effective Date of the Registration Statement was not earlier than the date three years before the Execution Time. Any reference herein to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, the Prospectus Supplement or the Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, the Prospectus Supplement or the Prospectus, as the case may be, deemed to be incorporated therein by reference.

(b)          To the extent that the Registration Statement is not available for the sales of the Shares as contemplated by this Agreement or the Company is not a “well known seasoned issuer” as defined in Rule 405 or otherwise is unable to make the representations set forth in Section 2(e) at any time when such representations are required, the Company shall file a new registration statement with respect to any additional shares of Common Stock necessary to complete such sales of the Shares and shall cause such registration statement to become effective as promptly as practicable. After the effectiveness of any such registration statement, all references to “Registration Statement” included in this Agreement shall be deemed to include such new registration statement, including all documents incorporated by reference therein pursuant to Item 12 of Form S-3, and all references to “Base Prospectus” included in this Agreement shall be deemed to include the final form of prospectus, including all documents incorporated therein by reference, included in any such registration statement at the time such registration statement became effective.

(c)          On each Effective Date, at the Execution Time, at each Applicable Time, at each Settlement Date (as defined in Section 3(a)(vii)) and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Registration Statement complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; and on the date of any filing pursuant to Rule 424(b), at the Execution Time, at each Applicable Time, on each Settlement Date and at all times during which a prospectus is required by the Act to be delivered (whether physically or through compliance with Rule 172 or any similar rule) in connection with any offer or sale of Shares, the Prospectus (together with any supplement thereto) complied and will comply in all material respects with the applicable requirements of the Act and the Exchange Act and the respective rules thereunder and did not and will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that neither the Company nor the Operating Partnership makes any representations or warranties as to the information contained in or omitted from the Registration Statement or the Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of the Manager specifically for inclusion in the Registration Statement or the Prospectus (or any supplement thereto).

(d)          At the Execution Time, at each Applicable Time and at each Settlement Date, the Disclosure Package does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.

(e)          (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Sections 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Shares in reliance on the exemption in Rule 163, and (iv) at the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (iv)) the Company was or is (as the case may be) a “well-known seasoned issuer” as defined in Rule 405. The Company agrees to pay the fees required by the Commission relating to the Shares within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).

(f)          (i) At the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Shares and (ii) as of the Execution Time and on each such time this representation is repeated or deemed to be made (with such date being used as the determination date for purposes of this clause (ii)), the Company was not and is not an Ineligible Issuer (as defined in Rule 405), without taking account of any determination by the Commission pursuant to Rule 405 that it is not necessary that the Company be considered an Ineligible Issuer.

(g)          Each Issuer Free Writing Prospectus does not include any information that conflicts with the information contained in the Registration Statement, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Company by the Manager specifically for use therein.

(h)          The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus Supplement or the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Exchange Act and the rules and regulations thereunder, and, when read together with the other information in the Registration Statement, the Prospectus Supplement or the Prospectus, (i) on each Effective Date, at each Applicable Time and at the Execution Time, (ii) at the earlier of the time the Prospectus Supplement or the Prospectus was first used and the date and time of the first contract of sale of Shares in this offering and (iii) at each Settlement Date, does not include any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(i)          The financial statements (including the related notes thereto) of the Company and its consolidated subsidiaries, and of Campus Crest Communities Predecessor (the “Predecessor”), included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus comply in all material respects with the applicable requirements of the Act and present fairly the financial position of the Company and its consolidated subsidiaries or the Predecessor, as applicable, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, and any supporting schedules included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information required to be stated therein. Any selected historical operating and financial data included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with the books and records of the Company or the Predecessor, as applicable, and that of the audited financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus. The financial statements of the businesses or properties acquired or proposed to be acquired, if any, included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly in all material respects the information set forth therein, have been prepared in conformity with GAAP applied on a consistent basis and otherwise have been prepared in accordance with the applicable financial statement requirements of Rule 3-05 or Rule 3-14 of Regulation S-X with respect to real estate operations acquired or to be acquired. In addition, any pro forma financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus present fairly the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the basis described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. No financial statements are required to be included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus other than those included or incorporated by reference therein. All disclosures included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and the rules and regulations thereunder and Item 10 of Regulation S-K under the Act, to the extent applicable. The statistical and market-related data included or incorporated by reference in the Prospectus Supplement are based on or derived from sources that the Company believes to be reliable in all material respects

(j)          KPMG LLP, who has certified the financial statements included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Act.

(k)          Except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, subsequent to the respective dates as of which information is given in the Registration Statement, the Disclosure Package or the Prospectus: (i) there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, the Operating Partnership and their subsidiaries taken as a whole (a “Material Adverse Change”); (ii) none of the Company, the Operating Partnership nor any of their subsidiaries has entered into any transaction or agreement (other than those entered into in the ordinary course of business) that is material to the Company, the Operating Partnership and their subsidiaries taken as a whole nor incurred any liability or obligation, direct or contingent, other than those incurred in the ordinary course of business, that is material to the Company, the Operating Partnership and their subsidiaries taken as a whole; (iii) none of the Company, the Operating Partnership nor any of their subsidiaries has sustained any loss or interference with its business that is material to the Company, the Operating Partnership and their subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority; or (iv) except for regular quarterly dividends on the Company’s Common Stock, in amounts per share that are consistent with past practice, regular quarterly distributions on the Company’s preferred stock and regular quarterly distributions on the Operating Partnership’s common and preferred units of limited partnership interest, there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock or any distribution by the Operating Partnership with respect to any of its limited partnership interests.

(l)          The Company, the Operating Partnership and each of their subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own, lease, develop and operate their respective properties and to conduct the businesses in which they are engaged as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to be so qualified or in good standing or have such power or authority would not, individually or in the aggregate, have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company, the Operating Partnership and their subsidiaries taken as a whole, or on the performance by the Company or the Operating Partnership of their respective obligations under this Agreement (collectively, a “Material Adverse Effect”). The only subsidiaries of the Company that may constitute a “significant subsidiary” within the meaning of Rule 1-02(w) of Regulation S-X are the subsidiaries listed on Exhibit 21 to the Company’s most recent Annual Report on Form 10-K (each, a “Significant Subsidiary”).

(m)          Campus Crest Communities GP, LLC, a wholly-owned subsidiary of the Company, is the sole general partner of the Operating Partnership and the Company directly or indirectly holds such number and/or percentage of common and preferred units of partnership interest of the Operating Partnership as disclosed in the Registration Statement, the Disclosure Package and the Prospectus as of the dates set forth therein, free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances. The Amended and Restated Limited Partnership Agreement of the Operating Partnership (the “Operating Partnership Agreement”), is in full force and effect.

(n)          All the outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and are not subject to any preemptive or similar rights; except as described in or expressly contemplated in the Registration Statement, the Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company, the Operating Partnership or any of their subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company, the Operating Partnership or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company or the Operating Partnership have been duly and validly authorized and issued, are fully paid and non-assessable and are owned directly or indirectly by the Company or the Operating Partnership, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party. All the outstanding common and preferred units of partnership interests in the Operating Partnership have been duly and validly authorized and issued and are fully paid and non-assessable, are not subject to any preemptive or similar rights and have been offered and sold or exchanged by the Operating Partnership in compliance with applicable law.

(o)          This Agreement has been duly authorized, executed and delivered by each of the Company and the Operating Partnership.

(p)          The Shares to be issued and sold by the Company hereunder have been duly authorized and, when issued and delivered and paid for as provided herein, will be duly and validly issued, fully paid and non-assessable. The Shares conform to all statements relating thereto contained in the Registration Statement, the Disclosure Package and the Prospectus. No holder of the Shares will be subject to personal liability by reason of being such a holder. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company. The form of certificate used to evidence the Shares will be in substantially the form to be filed or incorporated by reference, as the case may be, as an exhibit to the Registration Statement, and such form complies with all applicable statutory requirements, requirements of the Articles of Incorporation of the Company, the Bylaws of the Company and requirements of the New York Stock Exchange, Inc. (the “NYSE”).

(q)          None of the Company, the Operating Partnership nor any of their subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents, (ii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject or (iii) in violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that is disclosed in the Registration Statement, the Disclosure Package and the Prospectus or that would not, individually or in the aggregate, have a Material Adverse Effect.

(r)          The execution, delivery and performance by the Company and the Operating Partnership of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Operating Partnership or any of their subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company, the Operating Partnership or any of their subsidiaries is a party or by which the Company, the Operating Partnership or any of their subsidiaries is bound or to which any of the property or assets of the Company, the Operating Partnership or any of their subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company, the Operating Partnership or any of their subsidiaries or (iii) result in the violation of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect.

(s)          No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Operating Partnership of this Agreement, the issuance and sale of the Shares and the consummation of the transactions contemplated by this Agreement, except such as have already been obtained or will be obtained under the Act or as required under state securities laws, real estate syndication laws or the rules and regulations of the Financial Industry Regulatory Authority (“FINRA”).

(t)          Except as described in the Registration Statement, the Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions (excluding pending rulemaking), suits or proceedings pending to which the Company, the Operating Partnership or any of their subsidiaries is or may be a party or to which any property of the Company, the Operating Partnership or any of their subsidiaries is or may be the subject that, individually or in the aggregate, if determined adversely to the Company, the Operating Partnership or any of their subsidiaries, could reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are, to the knowledge of the Company or the Operating Partnership, threatened or contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Act to be described in the Registration Statement, the Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents that are required under the Act to be filed as exhibits to the Registration Statement (or the documents incorporated by reference therein) or described in the Registration Statement, the Disclosure Package or the Prospectus that are not so filed as exhibits or described in the Registration Statement, the Disclosure Package and the Prospectus.

(u)          The Company, the Operating Partnership, any of their subsidiaries or any joint ventures in which any such entity owns an interest, as the case may be, has good and insurable fee title or leasehold title to all of the properties and other assets owned or leased by them described in the Registration Statement, the Disclosure Package and the Prospectus (the “Properties”), in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind, except (i) such as are described in the Registration Statement, the Disclosure Package and the Prospectus, (ii) those that do not materially interfere with the use made and proposed to be made of such property by the Company, the Operating Partnership, their subsidiaries or any joint venture or (iii) those that could not be reasonably expected, individually or in the aggregate, to have a Material Adverse Effect. The Properties are not subject to any third-party ownership interests other than the lease agreements with student-tenants entered into in the normal course of business as described in the Registration Statement, the Disclosure Package and the Prospectus and the ground lease agreements and joint venture arrangements described in the Registration Statement, the Disclosure Package and the Prospectus, and no person or entity has any possessory interest in any Property or right to occupy the same except under and pursuant to (i) the provisions of such leases, (ii) the provisions of such ground leases and joint venture arrangements, (iii) licenses entered into by the Company, the Operating Partnership or any of their subsidiaries in the ordinary course of their businesses or (iv) liens, claims, encumbrances and restrictions described above.

(v)         The Company, the Operating Partnership and/or their subsidiaries has received and reviewed environmental reports on each Property. Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus: (i) the Company is in compliance with, and none of the Company, the Operating Partnership nor any of their subsidiaries has any liability with respect to the Properties under, applicable Environmental Laws (as defined below) except for such non-compliance or liability which would not result in a Material Adverse Effect; (ii) none of the Company, the Operating Partnership nor any of their subsidiaries has at any time released (as such term is defined in Section 101(22) of CERCLA (as defined below)) or otherwise disposed of or handled, Hazardous Materials (as defined below) on, to or from any Property, except for such releases, disposals and handlings as would not be reasonably likely to result in a Material Adverse Effect; (iii) none of the Company, the Operating Partnership nor any of their subsidiaries knows of any seepage, leak, discharge, release, emission, spill, or dumping of Hazardous Materials into waters (including, but not limited to, groundwater and surface water) on, beneath or adjacent to any Property, other than such matters as would not be reasonably likely to result in a Material Adverse Effect; (iv) none of the Company, the Operating Partnership nor any of their subsidiaries has received any written notice of, or has any knowledge of any occurrence or circumstance which, with notice or passage of time or both, would give rise to a claim under or pursuant to any Environmental Law by any governmental or quasi-governmental body or any third party with respect to any Property or arising out of the conduct of the business of the Company, the Operating Partnership or any of their subsidiaries at the Properties, except for such claims that would not be reasonably likely to result in a Material Adverse Effect or that would not be required to be disclosed in the Registration Statement, the Disclosure Package or the Prospectus; (v) none of the Properties is included or, to the knowledge of the Company, proposed for inclusion on the National Priorities List issued pursuant to CERCLA by the United States Environmental Protection Agency or on any similar list or inventory issued by any other federal, state or local governmental authority having or claiming jurisdiction over such properties pursuant to any other Environmental Law, other than such inclusions or proposed inclusions as would not be reasonably likely to result in a Material Adverse Effect; and (vi) there are no pending administrative, regulatory or judicial actions, suits, demands, claims, notices of noncompliance or violation, investigations or proceedings relating to any applicable Environmental Law against the Company, the Operating Partnership, any of their subsidiaries or any joint ventures in which any such entity owns an interest or the Properties, that would, singly or in the aggregate, be reasonably likely to result in a Material Adverse Effect. As used herein, “Hazardous Material” shall include, without limitation, any flammable explosives, radioactive materials, chemicals, pollutants, contaminants, wastes, hazardous wastes, toxic substances, petroleum or petroleum products, asbestos-containing materials, mold or any hazardous material as defined by or regulated under any Environmental Law. As used herein, “Environmental Law” (individually, an “Environmental Law” and collectively “Environmental Laws”) shall mean any applicable foreign, federal, state or local law (including statute or common law), ordinance, rule, regulation, or judicial or administrative order, consent decree or judgment relating to the protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Secs. 9601-9675 (“CERCLA”), the Hazardous Materials Transportation Act, as amended, 49 U.S.C. Secs. 5101-5127, the Solid Waste Disposal Act, as amended, 42 U.S.C. Secs. 6901-6992k, the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Secs. 11001-11050, the Toxic Substances Control Act, 15 U.S.C. Secs. 2601-2692, the Federal Insecticide, Fungicide and Rodenticide Act, 7 U.S.C. Secs. 136-136y, the Clean Air Act, 42 U.S.C. Secs. 7401-7671q, the Clean Water Act (Federal Water Pollution Control Act), 33 U.S.C. Secs. 1251-1387, and the Safe Drinking Water Act, 42 U.S.C. Secs. 300f-300j-26, as any of the above statutes may be amended from time to time, and the regulations promulgated pursuant to any of the foregoing.

(w)          Except as otherwise set forth in the Registration Statement, the Disclosure Package and the Prospectus: (i) none of the Properties is in violation of any applicable building code, zoning ordinance or other law or regulation, except where such violation of any applicable building code, zoning ordinance or other law or regulation would not, singly or in the aggregate, have a Material Adverse Effect; (ii) none of the Company, the Operating Partnership nor any of their subsidiaries has received written notice of any proposed material special assessment or any proposed change in any property tax, zoning or land use laws or availability of water affecting any Property that would, singly or in the aggregate, have a Material Adverse Effect; (iii) there does not exist any violation of any declaration of covenants, conditions and restrictions with respect to any Property which would, singly or in the aggregate, have a Material Adverse Effect, or any state of facts or circumstances or condition or event which could, with the giving of notice or passage of time, or both, constitute such a violation; and (iv) the developments or improvements comprising any portion of each Property (the “Developments and Improvements”) are free of any and all physical, mechanical, structural, design or construction defects that would, singly or in the aggregate, have a Material Adverse Effect and the mechanical, electrical and utility systems servicing the Developments and Improvements (including, without limitation, all water, electric, sewer, plumbing, heating, ventilation, gas and air conditioning) are in good condition and proper working order, reasonable wear and tear and need for routine repair and maintenance excepted, and are free of defects, except for such failures and defects that would not, singly or in the aggregate, have a Material Adverse Effect.

(x)          Each of the Properties has rights of access to public ways and is served by water, sewer, sanitary sewer and storm drain facilities adequate to service such Property for its use as described in the Registration Statement, the Disclosure Package and the Prospectus. All public utilities necessary to the use and enjoyment of each of the Properties in the manner described in the Registration Statement, the Disclosure Package and the Prospectus is located either in the public right-of-way abutting such Property (which are connected so as to serve such Property without passing over other property) or in recorded easements serving such Property, subject to such exceptions which, singly or in the aggregate, would not have a Material Adverse Effect. All roads necessary for the use of each of the Properties as described in the Registration Statement, the Disclosure Package and the Prospectus have been completed and dedicated to public use and accepted by all applicable governmental authorities.

(y)          No condemnation or other proceeding has been commenced that has not been completed, and, to the Company’s or the Operating Partnership’s knowledge, no such proceeding is threatened, with respect to all or any portion of the Properties or for the relocation away from any Property of any roadway providing access to the Properties or any portion thereof, except, in each case, as would not have a material and adverse effect on such Property or the Company’s or the Operating Partnership’s use thereof.

(z)          The Company, the Operating Partnership and their subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, and the conduct of their respective businesses will not conflict in any material respect with any such rights of others. None of the Company, the Operating Partnership nor any of their subsidiaries have received any notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which could reasonably be expected to result in a Material Adverse Effect.

(aa)         No relationship, direct or indirect, exists between or among the Company, the Operating Partnership or any of their subsidiaries, on the one hand, and the directors or officers, or, to the knowledge of the Company or the Operating Partnership, the stockholders, customers or suppliers of the Company, the Operating Partnership or any of their subsidiaries, on the other hand, that is required by the Act or the rules and regulations of FINRA to be described in the Registration Statement or the Prospectus and that is not so described in such documents and in the Disclosure Package.

(bb)         Neither the Company nor the Operating Partnership is, and after giving effect to the offering and sale of the Shares and the application of the proceeds thereof as described in the Registration Statement, the Disclosure Package and the Prospectus neither the Company nor the Operating Partnership will be, required to register as an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder.

(cc)         Except as would not, individually or in the aggregate, have a Material Adverse Effect, the Company, the Operating Partnership and their subsidiaries have paid all federal, state, local and foreign taxes which are due and payable (except assessments of taxes against which appeals have been or will be promptly taken in good faith and as to which adequate reserves have been provided and will be maintained) and filed all tax returns required to be filed (taking account of valid extensions of time to file) through the date hereof; and except as otherwise disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no tax deficiency has been asserted against the Company, the Operating Partnership or any of their subsidiaries or any of their respective properties or assets, nor does any such entity know of any tax deficiency that could reasonably be expected to be asserted and, if determined adversely to such entity, would have a Material Adverse Effect.

(dd)         The Company, the Operating Partnership and their subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect; and except as described in the Registration Statement, the Disclosure Package and the Prospectus, none of the Company, the Operating Partnership nor any of their subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course, except where the failure to renew would not, individually or in the aggregate, have a Material Adverse Effect.

(ee)         No labor disturbance by or dispute with employees of the Company, the Operating Partnership or any of their subsidiaries exists or, to the knowledge of the Company or the Operating Partnership, is contemplated or threatened, and neither the Company nor the Operating Partnership is aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of their or their subsidiaries’ principal suppliers, contractors or customers, except as would not have a Material Adverse Effect.

(ff)         (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Code, except for noncompliance that could not reasonably be expected to result in a Material Adverse Effect; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that could reasonably be expected to result in a Material Adverse Effect; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA, the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period) and is reasonably expected to be satisfied in the future (without taking into account any waiver thereof or extension of any amortization period), except where the failure to satisfy the minimum funding standard could not reasonably be expected to result in a Material Adverse Effect; (iv) the fair market value of the assets of each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or could reasonably be expected to result, in a Material Adverse Effect; (vi) none of the Company, the Operating Partnership nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (“PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan,” within the meaning of Section 4001(a)(3) of ERISA), except such liability as could not reasonably be expected to result in a Material Adverse Effect; and (vii) there is no pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that could reasonably be expected to result in a Material Adverse Effect. Furthermore, the assets of the Company, the Operating Partnership or their subsidiaries are not deemed to constitute “plan assets” for purposes of ERISA or the regulations of United States Department of Labor under ERISA.

(gg)         The Company, the Operating Partnership and their subsidiaries have established and maintain disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) in accordance with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; such disclosure controls and procedures have been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure. Such disclosure controls and procedures are effective.

(hh)         The Company, the Operating Partnership and their subsidiaries have established and maintain systems of internal control over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) in accordance with the requirements of the Exchange Act; such systems of internal control over financial reporting have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that: (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, there has been no material weakness in the Company’s internal control over financial reporting and there has been no change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting. The Company’s auditors and the Audit Committee of the Board of Directors of the Company (the “Board”) have been advised of: (i) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information; and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ii)         The Company, the Operating Partnership and their subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks; and such insurance is adequate to protect the Company, the Operating Partnership and their subsidiaries and their respective businesses; and none of the Company, the Operating Partnership nor any of their subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance at a cost that would, individually or in the aggregate, have a Material Adverse Effect or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not, individually or in the aggregate, have a Material Adverse Effect.

(jj)         The Company, the Operating Partnership and/or their subsidiaries carries or is entitled to the benefits of title insurance on the fee interests and/or leasehold interests (in the case of a ground lease interest) with respect to each Property with financially sound and reputable insurers, in an amount not less than such entity’s cost for the real property comprising such Property, insuring that such party is vested with good and insurable title to each such Property, except, in each case, as would not have a material and adverse effect on such Property or the Company’s or the Operating Partnership’s use thereof.

(kk)       None of the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or other person associated with or acting on behalf of the Company, the Operating Partnership or any of their subsidiaries has: (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment.

(ll)         The operations of the Company, the Operating Partnership and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company, the Operating Partnership or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company or the Operating Partnership, threatened.

(mm)      None of the Company, the Operating Partnership nor any of their subsidiaries nor, to the knowledge of the Company or the Operating Partnership, any director, officer, agent, employee or affiliate of the Company, the Operating Partnership or any of their subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”); and the Company or the Operating Partnership will not, directly or indirectly, use the proceeds of the offering of the Shares hereunder, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(nn)         No subsidiary of the Company (including the Operating Partnership) is prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company, except pursuant to agreements and instruments disclosed in the Registration Statement, the Disclosure Package and the Prospectus, and such agreements and instruments do not currently prohibit any such payment, distribution, advance or transfer.

(oo)         None of the Company, the Operating Partnership nor any of their subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company, the Operating Partnership or any of their subsidiaries or the Manager for a brokerage commission, finder’s fee or like payment as a result of any transactions contemplated by this Agreement.

(pp)         Except as disclosed in the Registration Statement, the Disclosure Package and the Prospectus, no person has the right to require the Company, the Operating Partnership or any of their subsidiaries to register any securities for sale under the Act pursuant to the Registration Statement or by reason of the issuance of the Shares.

(qq)         Neither the Company nor the Operating Partnership has taken, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(rr)         The application of the net proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(ss)         The Company, the Operating Partnership and their subsidiaries and any of the officers and directors of the Company, the Operating Partnership and any of their subsidiaries, in their capacities as such, are in compliance with all applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(tt)         Commencing with its taxable year ended December 31, 2010, the Company has been, and upon the sale of the Shares, the Company will continue to be, organized and operated in a manner so as to qualify as a “real estate investment trust” (a “REIT”) under Sections 856 to 860 of the Code, and the rules and regulations thereunder, and the Company’s present and proposed method of operation as described in the Registration Statement, the Disclosure Package and the Prospectus will enable it to continue to meet the requirements for qualification and taxation as a REIT.

(uu)         The Operating Partnership is classified as a partnership for purposes of the Code.

(vv)         The Registration Statement is not the subject of a pending proceeding or examination under Section 8(d) or 8(e) of the Act, and the Company is not the subject of a pending proceeding under Section 8A of the Act in connection with the offering of the Shares.

(ww)       The Common Stock is an “actively-traded security” exempted from the requirements of Rule 101 of Regulation M under the Exchange Act by subsection (c)(1) of such rule.

(xx)          Neither the Company nor the Operating Partnership has entered into any other sales agency agreements or other similar arrangements with any agent or any other representative, other than the Alternative Distribution Agreements, in respect of at the market offerings of the Shares in accordance with Rule 415(a)(4) of the Act.

(yy)         The interactive data in the eXtensible Business Reporting Language (“XBRL”) included as an exhibit to the Registration Statement fairly presents the information called for in all material respects and has been prepared in accordance with the Commission’s rules and guidelines applicable thereto.

Any certificate signed by any officer of the Company or any authorized representative of the Operating Partnership and delivered to the Manager or the counsel for the Manager in connection with this Agreement or any Terms Agreement shall be deemed a representation and warranty by the Company or the Operating Partnership, as applicable, as to matters covered thereby, to the Manager.

3.            Sale and Delivery of Shares.

(a)          Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell Shares from time to time through the Manager, acting as sales agent, and the Manager agrees to use its reasonable efforts to sell, as sales agent for the Company, the Shares on the following terms.

(i)          The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Manager on any day that (A) is a trading day for the NYSE, (B) the Company has instructed the Manager by telephone (confirmed promptly by electronic mail) to make such sales and (C) the Company has satisfied its obligations under Section 6 of this Agreement. The Company will designate the maximum amount of the Shares to be sold by the Manager daily as agreed to by the Manager (in any event not in excess of the amount available for issuance under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold. Subject to the terms and conditions hereof, the Manager shall use its reasonable efforts to sell on a particular day all of the Shares designated for the sale by the Company on such day. The gross sales price of the Shares sold under this Section 3(a) shall be the market price for shares of the Company’s Common Stock sold by the Manager under this Section 3(a) on the NYSE at the time of sale of such Shares.

(ii)         The Company acknowledges and agrees that (A) there can be no assurance that the Manager will be successful in selling the Shares, (B) the Manager will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Manager to use its reasonable efforts consistent with its normal trading and sales practices and applicable law and regulations to sell such Shares as required under this Agreement, and (C) the Manager shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise specifically agreed by the Manager and the Company.

(iii)        The Company shall not authorize the issuance and sale of, and the Manager shall not be obligated to use its reasonable efforts to sell, any Share at a price lower than the minimum price therefor designated from time to time by the Board or a duly authorized committee thereof, and notified to the Manager in writing. The Company or the Manager may, upon notice to the other party hereto by telephone (confirmed promptly by electronic mail), suspend the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder prior to the giving of such notice.

(iv)        The Manager hereby covenants and agrees not to make any sales of the Shares on behalf of the Company, pursuant to this Section 3(a), other than (A) by means of ordinary brokers’ transactions between members of the NYSE that qualify for delivery of a Prospectus to the NYSE in accordance with Rule 153 of the Act (such transactions are hereinafter referred to as “Continuous Offerings”) and (B) such other sales of the Shares on behalf of the Company in its capacity as agent of the Company as shall be agreed by the Company and the Manager pursuant to a Terms Agreement.

(v)         The compensation to the Manager for sales of the Shares with respect to which the Manager acts as sales agent under this Agreement shall not exceed 2% of the gross sales price of the Shares sold pursuant to this Section 3(a) and shall be payable as described in the succeeding subsection (vi) below. The foregoing rate of compensation shall not apply when the Manager acts as principal, in which case the Company may sell Shares to the Manager as principal at a price agreed upon at the relevant Applicable Time pursuant to a Terms Agreement. The remaining proceeds shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”).

(vi)        The Manager shall provide written confirmation (which may be by facsimile or electronic mail) to the Company following the close of trading on the NYSE each day in which the Shares are sold under this Section 3(a) setting forth the number of the Shares sold on such day, the aggregate gross sales proceeds and the Net Proceeds to the Company, and the compensation payable by the Company to the Manager with respect to such sales. Such compensation shall be set forth and invoiced in periodic statements from the Manager to the Company, with payment to be made by the Company promptly after its receipt thereof.

(vii)       Settlement for sales of the Shares pursuant to this Section 3(a) will occur on the third business day following the date on which such sales are made (each such day, a “Settlement Date”). On each Settlement Date, the Shares sold through the Manager for settlement on such date shall be issued and delivered by the Company to the Manager against payment of the Net Proceeds for the sale of such Shares. Settlement for all such Shares shall be effected by free delivery of the Shares to the Manager’s account at The Depository Trust Company (“DTC”) in return for payments in same day funds delivered to the account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver the Shares on any Settlement Date, the Company shall (A) indemnify and hold the Manager harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Manager any commission to which it would otherwise be entitled absent such default. If the Manager breaches this Agreement by failing to deliver the Net Proceeds to the Company on any Settlement Date for the Shares delivered by the Company, the Manager will pay the Company interest based on the effective overnight federal funds rate on such unpaid amount less any compensation due to the Manager.

(viii)      At each Applicable Time, Settlement Date, Representation Date (as defined in Section 4(k)), the Company shall be deemed to have affirmed each representation and warranty contained in this Agreement as if such representation and warranty were made as of such date, modified as necessary to relate to the Registration Statement and the Prospectus as amended as of such date. Any obligation of the Manager to use its reasonable efforts to sell the Shares on behalf of the Company shall be subject to the continuing accuracy of the representations and warranties of the Company herein, to the performance by the Company of its obligations hereunder and to the continuing satisfaction of the additional conditions specified in Section 6 of this Agreement.

(b)          If the Company wishes to issue and sell the Shares pursuant to this Agreement but other than as set forth in Section 3(a) of this Agreement or as set forth in Section 3(a) of the Alternative Distribution Agreements, as the case may be (each, a “Placement”), it will notify the Manager of the proposed terms of such Placement. If the Manager, acting as principal, wishes to accept such proposed terms (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, the Manager, the Company and the Operating Partnership will enter into a Terms Agreement setting forth the terms of such Placement. The terms set forth in a Terms Agreement will not be binding on the Company, the Operating Partnership or the Manager unless and until the Company, the Operating Partnership and the Manager have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

(c)          Each sale of the Shares to the Manager shall be made in accordance with the terms of this Agreement and, if applicable, a Terms Agreement, which will provide for the sale of such Shares to, and the purchase thereof by, the Manager. A Terms Agreement may also specify certain provisions relating to the reoffering of such Shares by the Manager. The commitment of the Manager to purchase the Shares pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the number of the Shares to be purchased by the Manager pursuant thereto, the price to be paid to the Company for such Shares, any provisions relating to rights of, and default by, underwriters acting together with the Manager in the reoffering of the Shares, and the time and date (each such time and date being referred to herein as a “Time of Delivery”) and place of delivery of and payment for such Shares. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants’ letters and officers’ certificates pursuant to Section 6 of this Agreement and any other information or documents required by the Manager.

(d)          Under no circumstances shall the number and aggregate amount of the Shares sold pursuant to this Agreement, any Alternative Distribution Agreement and any Terms Agreement exceed (i) the Maximum Amount, (ii) the number of shares of the Common Stock available for issuance under the currently effective Registration Statement or (iii) the number and aggregate amount of the Shares authorized from time to time to be issued and sold under this Agreement, any Alternative Distribution Agreement and any Terms Agreement by the Board, or a duly authorized committee thereof, and notified to the Manager in writing.

(e)          If either party has reason to believe that the exemptive provisions set forth in Rule 101(c)(1) of Regulation M under the Exchange Act are not satisfied with respect to the Shares, it shall promptly notify the other party and sales of the Shares under this Agreement and any Terms Agreement shall be suspended until that or other exemptive provisions have been satisfied in the judgment of each party.

(f)          Notwithstanding any other provision of this Agreement the Company shall not request the sale of any Shares that would be sold, and the Manager shall not be obligated to sell (i) during any other period in which the Company is, or could be deemed to be, in possession of material non-public information or (ii) except as provided in Section 3(g), at any time from and including the date (each, an “Announcement Date”) on which the Company issues a press release containing, or otherwise publicly announces, its earnings, revenues or other results of operations (each, an “Earnings Announcement”); provided that, unless otherwise agreed between the Company and the Manager, for purposes of this paragraph (f) such period shall be deemed to end on the filing date (the “Filing Date”) of the Company’s next subsequent Annual Report on Form 10-K or Quarterly Report on Form 10-Q, as the case may be, that, in the case of clause (ii), includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement.

(g)          If the Company wishes to offer, sell or deliver Shares at any time during the period from and including an Announcement Date through and including the corresponding Filing Date, the Company shall (i) prepare and deliver to the Manager (with a copy to its counsel) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections, similar forward-looking data and officers’ quotations) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Manager, and obtain the consent of the Manager to the filing thereof (such consent not to be unreasonably withheld), (ii) provide the Manager with the officers’ certificates, opinions/letters of counsel and accountants’ letter called for by Sections 4(k), (l), (n) and (o), respectively, (iii) afford the Manager the opportunity to conduct a due diligence review in accordance with Section 4(o) and (iv) file such Earnings 8-K with the Commission, then the provisions of clause (iii) of Section 3(f) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied through and including the Filing Date of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K under the Exchange Act, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificates, opinions/letters of counsel and accountants’ letter pursuant to this Section 3(g) shall not relieve the Company from any of its obligations under this Agreement with respect to any Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, opinions/letters of counsel and accountants’ letters as provided in Section 4 and (B) this Section 3(g) shall in no way affect or limit the operation of the provisions of clauses (i) and (ii) of Section 3(f), which shall have independent application.

(h)          The Company agrees that any offer to sell, any solicitation of an offer to buy or any sales of Shares shall be effected by or through only one of the Manager or the Alternative Managers on any single given day, but in no event by more than one, and the Company shall in no event request that the Manager or any Alternative Manager sell Shares on the same day; provided, however, that: (i) the foregoing limitation shall not apply to (A) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or (B) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons, and (ii) such limitation shall not apply on any day during which no sales are made pursuant to this Agreement.

4.            Agreements. Each of the Company and the Operating Partnership, jointly and severally, agrees with the Manager that:

(a)          During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will not file any amendment of the Registration Statement or supplement (including the Prospectus Supplement) to the Base Prospectus unless the Company has furnished to the Manager a copy for its review prior to filing and will not file any such proposed amendment or supplement to which the Manager reasonably objects, except for a supplement relating to an underwritten public offering, a registered direct offering or secondary offering of securities that does not relate to the Shares. The Company has properly completed the Prospectus, in a form approved by the Manager, and filed such Prospectus, as amended at the Execution Time, with the Commission pursuant to the applicable paragraph of Rule 424(b) by the Execution Time and will cause any supplement to the Prospectus to be properly completed, in a form approved by the Manager, and will file such supplement with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed thereby and will provide evidence satisfactory to the Manager of such timely filing. The Company will promptly advise the Manager (i) when the Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, during any period when the delivery of a prospectus (whether physically or through compliance with Rule 172 or any similar rule) is required under the Act in connection with the offering or sale of the Shares, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement, or any Rule 462(b) Registration Statement, or for any supplement to the Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the institution or threatening of any proceeding for such purpose. The Company will use its best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using its best efforts to have such amendment or new registration statement declared effective as soon as practicable.

(b)          If, at any time on or after an Applicable Time but prior to the related Settlement Date or Time of Delivery, any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, the Company will: (i) notify promptly the Manager so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any amendment or supplement to the Manager in such quantities as the Manager may reasonably request.

(c)          During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, any event occurs as a result of which the Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Prospectus, the Company promptly will (i) notify the Manager of any such event, (ii) prepare and file with the Commission, subject to the second sentence of paragraph (a) of this Section 4, an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use its best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Prospectus and (iv) supply any supplemented Prospectus to the Manager in such quantities as the Manager may reasonably request.

(d)          As soon as practicable, the Company will make generally available to its security holders and to the Manager an earnings statement or statements of the Company and its subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.

(e)          The Company will furnish to the Manager and counsel for the Manager, without charge, signed copies of the Registration Statement (including exhibits thereto) and, so long as delivery of a prospectus by the Manager or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of the Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Manager may reasonably request. The Company will pay the expenses of printing or other production of all documents relating to the offering.

(f)          The Company will arrange, if necessary, for the qualification of the Shares for sale under the laws of such jurisdictions as the Manager may designate and will maintain such qualifications in effect so long as required for the distribution of the Shares; provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Shares, in any jurisdiction where it is not now so subject.

(g)          The Company agrees that, unless it has or shall have obtained the prior written consent of the Manager, and the Manager agrees with the Company that, unless it has or shall have obtained, as the case may be, the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Company with the Commission or retained by the Company under Rule 433; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule I hereto. Any such free writing prospectus consented to by the Manager or the Company is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii) it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(h)          The Company will not offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition of (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any other shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction without (i) giving the Manager at least three (3) Business Days’ prior written notice specifying the nature of the proposed transaction and the date of such proposed transaction and (ii) the Manager suspending acting under this Agreement for such period of time requested by the Company or as deemed appropriate by the Manager in light of the proposed transaction; provided, however, that (A) the Company may issue and sell Common Stock (w) pursuant to this Agreement, any Alternative Distribution Agreement or any Terms Agreement, (x) pursuant to any employee benefit plan, employee stock option plan, stock ownership plan or dividend reinvestment plan of the Company (including upon exercise of share options granted pursuant thereto) in effect at the Execution Time, (y) issuable upon the conversion of securities or the exercise of warrants outstanding at the Execution Time, and (z) pursuant to the exercise of contractual rights existing at the Execution Time by current and former holders of partnership or other interests in the Operating Partnership which may require or permit (in lieu of a payment in cash) the issuance of Common Stock by the Company, or the filing by the Company under the Act of a registration statement registering the resale of Common Stock upon conversion of units of limited partnership interest in the Operating Partnership (“Units”) (provided, however, that the Company shall notify the Manager prior to filing any such registration statement), and (B) the Operating Partnership may issue Units as consideration for the acquisition of real property.

(i)          The Company or the Operating Partnership will not (i) take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares or (ii) sell, bid for, purchase or pay any person (other than as contemplated by this Agreement or any Terms Agreement) any compensation for soliciting purchases of the Shares.

(j)          The Company will, at any time during the term of this Agreement, as supplemented from time to time, advise the Manager immediately after it shall have received notice or obtain knowledge thereof, of any information or fact that would alter or affect any opinion, certificate, letter and other document provided to the Manager pursuant to Section 6 herein.

(k)          Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented (other than a prospectus supplement relating solely to the offering of securities other than the Shares), (ii) there is filed with the Commission any document incorporated by reference into the Prospectus (other than, except as provided in Section 3(g), a Current Report on Form 8-K, unless the Manager shall otherwise reasonably request), (iii) the Shares are delivered to the Manager as principal at the Time of Delivery pursuant to a Terms Agreement, or (iv) otherwise as the Manager may reasonably request (such commencement or recommencement date and each such date referred to in (i), (ii), (iii) and (iv) above, a “Representation Date”), the Company and the Operating Partnership shall each furnish or cause to be furnished to the Manager forthwith a certificate dated and delivered the date of such commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon request, as the case may be, in form satisfactory to the Manager to the effect that the statements contained in the certificate referred to in Sections 6(e) and 6(f), respectively, of this Agreement which were last furnished to the Manager are true and correct at the time of such commencement or recommencement, amendment, supplement, filing, or delivery, as the case may be, as though made at and as of such time (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such time) or, in lieu of such certificate, a certificate of the same tenor as the certificate referred to in said Sections 6(e) or 6(f), as applicable, modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such certificate. The requirement to provide the certificates under this Section 4(k) shall be waived for any Representation Date occurring at a time at which no instruction to the Manager to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Manager to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(l)          At each Representation Date, the Company and the Operating Partnership shall furnish or cause to be furnished forthwith to the Manager and to counsel to the Manager (i) a written opinion of Hogan Lovells US LLP, counsel to the Company, or other counsel satisfactory to the Manager, and (ii) a written opinion of Saul Ewing LLP, Maryland counsel for the Company and the Operating Partnership, each dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Sections 6(b) and 6(c), respectively, of this Agreement, but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide the opinions under this Section 4(l) shall be waived for any Representation Date occurring at a time at which no instruction to the Manager to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Manager to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(m)          At each Representation Date, Sidley Austin llp, counsel to the Manager, shall deliver a written opinion, dated and delivered the date of commencement or recommencement, effectiveness of such amendment, the date of filing with the Commission of such supplement or other document, the Time of Delivery, or promptly upon such request, as the case may be, in form and substance satisfactory to the Manager, of the same tenor as the opinions referred to in Section 6(d) of this Agreement but modified as necessary to relate to the Registration Statement and the Prospectus as amended and supplemented to the time of delivery of such opinion. The requirement to provide an opinion under this Section 4(m) shall be waived for any Representation Date occurring at a time at which no instruction to the Manager to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Manager to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(n)          Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and each time that (i) the Registration Statement or the Prospectus shall be amended or supplemented to include additional amended financial information, (ii) the Shares are delivered to the Manager as principal at a Time of Delivery pursuant to a Terms Agreement, (iii) the Company files a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K, or (iv) at the Manager’s request and upon reasonable advance notice to the Company, there is filed with the Commission any document which contains financial information (other than an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q) incorporated by reference into the Prospectus, the Company shall cause KPMG LLP, or other independent accountants satisfactory to the Manager forthwith, to furnish the Manager a letter, dated the date of commencement or recommencement, effectiveness of such amendment, the date of filing of such supplement or other document with the Commission, or the Time of Delivery, as the case may be, in form satisfactory to the Manager, of the same tenor as the letter referred to in Section 6(g) of this Agreement but modified to relate to the Registration Statement and the Prospectus, as amended and supplemented to the date of such letter. The requirement to provide the letter under this Section 4(n) shall be waived for any Representation Date occurring at a time at which no instruction to the Manager to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Manager to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(o)          Upon commencement of the offering of the Shares under this Agreement (and upon the recommencement of the offering of the Shares under this Agreement following the termination of a suspension of sales hereunder), and at each Representation Date, the Company will conduct a due diligence session, in form and substance satisfactory to the Manager, which shall include representatives of the management and the independent accountants of the Company. The Company shall cooperate timely with any reasonable due diligence request from or review conducted by the Manager or its agents from time to time in connection with the transactions contemplated by this Agreement, including, without limitation, providing information and available documents and access to appropriate corporate officers and the Company’s agents during regular business hours and at the Company’s principal offices, and timely furnishing or causing to be furnished such certificates, letters and opinions from the Company, its officers and its agents, as the Manager may reasonably request. The requirement to conduct a due diligence session or cooperate with other due diligence requests or reviews under this Section 4(o) shall be waived for any Representation Date occurring at a time at which no instruction to the Manager to sell Shares pursuant to Section 3 has been delivered by the Company or is pending, which waiver shall continue until the date the Company instructs the Manager to sell Shares pursuant to Section 3 (such date shall be considered a Representation Date).

(p)          The Company consents to the Manager trading in the Common Stock for the Manager’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(q)          The Company will disclose in its Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q, as applicable, the number of Shares sold through the Agent under this Agreement and the Net Proceeds to the Company with respect to sales of Shares pursuant to this Agreement during the relevant quarter.

(r)          If to the knowledge of the Company, the conditions set forth in Section 6(a), 6(i) or 6(k) of this Agreement shall not be true and correct on the applicable Settlement Date, the Company will offer to any person who has agreed to purchase Shares from the Company as the result of an offer to purchase solicited by the Manager the right to refuse to purchase and pay for such Shares.

(s)          Each acceptance by the Company of an offer to purchase the Shares hereunder, and each execution and delivery by the Company of a Terms Agreement, shall be deemed to be an affirmation to the Manager that the representations and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the Settlement Date for the Shares relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Shares).

(t)          The Company shall ensure that there are at all times sufficient shares of Common Stock to provide for the issuance, free of any preemptive rights, out of its authorized but unissued shares of Common Stock, of the maximum aggregate number of Shares authorized for issuance by the Board pursuant to the terms of this Agreement. The Company will use its commercially reasonable efforts to cause the Shares to be listed for trading on the NYSE and to maintain such listing.

(u)          During any period when the delivery of a prospectus relating to the Shares is required (including in circumstances where such requirement may be satisfied pursuant to Rule 172) to be delivered under the Act, the Company will file all documents required to be filed with the Commission pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder.

(v)         The Company shall cooperate with the Manager and use its reasonable efforts to permit the Shares to be eligible for clearance and settlement through the facilities of DTC.

(w)          The Company will apply the Net Proceeds from the sale of the Shares in the manner set forth in the Prospectus.

(x)          The Company will use its best efforts to continue to meet the requirements for qualification as a REIT under the Code for each of its taxable years for so long as the Board deems it in the best interests of the Company and its stockholders to remain so qualified.

5.            Payment of Expenses.

(a)          The Company agrees to pay the costs and expenses incident to the performance of its obligations under this Agreement, whether or not the transactions contemplated hereby are consummated, including without limitation: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), the Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, the Prospectus, and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Shares; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Shares, including any stamp or transfer taxes in connection with the original issuance and sale of the Shares; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Shares; (v) the registration of the Shares under the Exchange Act and the listing of the Shares on the NYSE; (vi) any registration or qualification of the Shares for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Manager relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Company representatives in connection with presentations to prospective purchasers of the Shares; (ix) the fees and expenses of the Company’s accountants and the fees and expenses of counsel (including local and special counsel) for the Company; and (x) all other costs and expenses incident to the performance by the Company of its obligations hereunder.

(b)          If Shares with an aggregate offering price of $20,000,000 have not been offered and sold under this Agreement and the Alternative Distribution Agreements prior to the 18-month anniversary of this Agreement (or such earlier date at which the Company terminates this Agreement in accordance with the provisions of Section 8 hereof) (the “Determination Date”), the Company shall reimburse the Manager and the Alternative Managers for all of their out-of-pocket expenses, including the reasonable fees, disbursements and expenses of counsel for the Manager and the Alternative Managers incurred by them in connection with the offering contemplated by this Agreement and the Alternative Distribution Agreements (collectively, the “Expenses”), provided, however, that the Company shall not be required to reimburse the Agent or any Alternative Agent pursuant to this Section 5(b) for their respective pro rata shares of the Expenses in excess of $100,000 in the aggregate. The Expenses shall be divided among the Manager and the Alternative Managers in amounts proportionate to the aggregate offering price of Shares sold by the Manager and the Alternative Managers under this Agreement and the Alternative Distribution Agreements, after taking into account the amount of Expenses actually paid by the Manager and the Alternative Managers, and shall be due and payable by the Company to the Managers within five (5) business days of the Determination Date.

6.            Conditions to the Obligations of the Manager. The obligations of the Manager under this Agreement and any Terms Agreement shall be subject to (i) the accuracy of the representations and warranties on the part of the Company contained herein as of the Execution Time, each Representation Date, and as of each Applicable Time, Settlement Date and Time of Delivery, (ii) to the performance by the Company of its obligations hereunder and (iii) the following additional conditions:

(a)          The Prospectus, and any supplement thereto, required by Rule 424 to be filed with the Commission have been filed in the manner and within the time period required by Rule 424(b) with respect to any sale of Shares; any material required to be filed by the Company pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose shall have been instituted or threatened.

(b)          The Company shall have requested and caused Hogan Lovells US LLP, counsel to the Company and the Operating Partnership, to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect set forth in Annex II-1 and II-2 hereto and to such further effect as the counsel to the Manager may reasonably request.

(c)          The Company shall have requested and caused Saul Ewing LLP, Maryland counsel for the Company and the Operating Partnership, to furnish to the Manager, on every date specified in Section 4(l) of this Agreement, its opinion, dated as of such date and addressed to the Manager, to the effect set forth in Annex III hereto and to such further effect as the counsel to the Manager may reasonably request:

(d)          The Manager shall have received from Sidley Austin llp, counsel for the Manager, on every date specified in Section 4(m) of this Agreement, such opinion or opinions, dated as of such date and addressed to the Manager, with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, the Prospectus (together with any supplement thereto) and other related matters as the Manager may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters. In giving their opinion, Sidley Austin LLP may rely as to matters involving the laws of the State of Maryland upon the opinion of Saul Ewing LLP or upon the opinion of counsel satisfactory to the Manager.

(e)          The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the Chairman of the Board, Chief Executive Officer or the President and the principal financial or accounting officer of the Company, dated as of such date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and any supplements or amendments thereto and this Agreement and that:

(i)          the representations and warranties of the Company in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Company has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date;

(ii)         no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings for that purpose have been instituted or, to the Company’s knowledge, threatened;

(iii)        since the date of the most recent financial statements included in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto), there has been no Material Adverse Change, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto); and

(iv)        there is not pending or threatened any action, suit, proceeding, inquiry or investigation, to which the Company, the Operating Partnership or any of their subsidiaries is a party, or to which any of their respective properties or assets is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably be expected to result in a Material Adverse Change, or which would reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement or the performance by the Company or the Operating Partnership of their obligations under this Agreement.

(f)          The Operating Partnership shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the chief executive officer and chief financial officer or chief accounting officer of the sole member of Campus Crest Communities GP, LLC, the general partner of the Operating Partnership, confirming that the representations and warranties of the Operating Partnership in this Agreement are true and correct on and as of such date with the same effect as if made on such date and the Operating Partnership has complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied at or prior to such date.

(g)           The Company shall have furnished or caused to be furnished to the Manager, on every date specified in Section 4(k) of this Agreement, a certificate of the Company, signed by the Chief Financial Officer of the Company, dated as of such date, in form satisfactory to the Manager.

(h)          The Company shall have requested and caused KPMG LLC to have furnished to the Manager, on every date specified in Section 4(n) hereof and to the extent requested by the Manager in connection with any offering of the Shares, letters (which may refer to letters previously delivered to the Manager), dated as of such date, in form and substance satisfactory to the Manager, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information included or incorporated by reference in the Registration Statement, the Disclosure Package or the Prospectus; provided, that the letter delivered on the such date shall use a “cut-off” date no more than three business days prior to the such date. References to the Prospectus in this paragraph (g) include any supplement thereto at the date of the letter.

(i)          Since the respective dates as of which information is disclosed in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise stated therein, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (h) of this Section 6 or (ii) any Material Adverse Change, except as set forth in or contemplated in the Registration Statement, the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Manager, so material and adverse as to make it impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Registration Statement (exclusive of any amendment thereof), the Disclosure Package and the Prospectus (exclusive of any amendment or supplement thereto).

(j)          The Company shall have paid the required Commission filing fees relating to the Shares within the time period required by Rule 456(b)(1)(i) of the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) of the Act and, if applicable, shall have updated the “Calculation of Registration Fee” table in accordance with Rule 456(b)(1)(ii) either in a post-effective amendment to the Registration Statement or on the cover page of a prospectus filed pursuant to Rule 424(b).

(k)          Between the Execution Time and the time of any sale of Shares through the Manager, there shall not have been any decrease in or withdrawal of the rating of any of the Company’s debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.

(l)          FINRA shall not have raised any objection with respect to the fairness and reasonableness of the terms and arrangements under this Agreement.

(m)          The Shares shall have been listed and admitted and authorized for trading on the NYSE, and satisfactory evidence of such actions shall have been provided to the Manager.

(n)          Prior to each Settlement Date and Time of Delivery, as applicable, the Company shall have furnished to the Manager such further information, certificates and documents as the Manager may reasonably request.

If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Manager and counsel for the Manager, this Agreement and all obligations of the Manager hereunder may be canceled at, or at any time prior to, any Settlement Date or Time of Delivery, as applicable, by the Manager. Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 6 shall be delivered at the office of Sidley Austin llp, counsel for the Manager, at 787 Seventh Avenue, New York, New York 10019, on each such date as provided in this Agreement.

7.            Indemnification and Contribution.

(a)          Each of the Company and the Operating Partnership agrees to indemnify and hold harmless the Manager, the directors, officers, employees and agents of the Manager and each person who controls the Manager within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the registration statement for the registration of the Shares as originally filed or in any amendment thereof, or in the Base Prospectus, the Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein (in the case of the Base Prospectus, the Prospectus Supplement, the Prospectus, or any Issuer Free Writing Prospectus, or in any amendment thereof or supplement thereto, in the light of the circumstances under which they are made) not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that neither the Company nor the Operating Partnership shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Company by the Manager specifically for inclusion therein. This indemnity agreement will be in addition to any liability that the Company may otherwise have.

(b)          The Manager agrees to indemnify and hold harmless the Company and the Operating Partnership, each of their directors, each of their officers who signs the Registration Statement, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Company and the Operating Partnership to the Manager, but only with reference to written information relating to the Manager furnished to the Company by the Manager specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which the Manager may otherwise have.

(c)          Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. The indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties. No indemnifying party shall (i) without the prior written consent of the indemnified parties (which consent shall not be unreasonably withheld), settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any findings of fact or admissions of fault or culpability as to the indemnified party, or (ii) be liable for any settlement of any such action effected without its written consent (which consent shall not be unreasonably withheld), but if settled with the consent of the indemnifying party or if there be a final judgment for the plaintiff in any such action, the indemnifying party agrees to indemnify and hold harmless any indemnified party from and against any loss or liability by reason of such settlement or judgment.

(d)          In the event that the indemnity provided in paragraph (a), (b) or (c) of this Section 7 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Company, the Operating Partnership and the Manager agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively, “Losses”) to which the Company, the Operating Partnership and the Manager may be subject in such proportion as is appropriate to reflect the relative benefits received by the Company and the Operating Partnership on the one hand and by the Manager on the other from the offering of the Shares; provided, however, that in no case shall the Manager be responsible for any amount in excess of the underwriting discount or commission, as the case may be, applicable to the Shares purchased by the Manager hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Company, the Operating Partnership and the Manager severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Operating Partnership on the one hand and of the Manager on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Company and the Operating Partnership shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by them, and benefits received by the Manager shall be deemed to be equal to the total underwriting discounts and commissions, in each case as determined by this Agreement or any applicable Terms Agreement. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Company and the Operating Partnership on the one hand or the Manager on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Company, the Operating Partnership and the Manager agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 7, each person who controls the Manager within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of the Manager shall have the same rights to contribution as the Manager, and each person who controls the Company or the Operating Partnership within the meaning of either the Act or the Exchange Act, each officer of the Company who shall have signed the Registration Statement and each director of the Company shall have the same rights to contribution as the Company and the Operating Partnership, subject in each case to the applicable terms and conditions of this paragraph (d).

8.            Termination.

(a)          The Company shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) if Shares have been sold through the Manager for the Company, then Section 4(s) of this Agreement shall remain in full force and effect, (ii) with respect to any pending sale, through the Manager for the Company, the obligations of the Company, including in respect of compensation of the Manager, shall remain in full force and effect notwithstanding the termination and (iii) the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)          The Manager shall have the right, by giving written notice as hereinafter specified, to terminate the provisions of this Agreement relating to the solicitation of offers to purchase the Shares in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the provisions of Sections 2, 5, 7, 9, 10, 12 and 14 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)          This Agreement shall remain in full force and effect unless terminated pursuant to Sections 8(a) or (b) above or otherwise by mutual agreement of the parties; provided that any such termination by mutual agreement shall in all cases be deemed to provide that Sections 2, 5, 7 and 9 of this Agreement shall remain in full force and effect.

(d)          Any termination of this Agreement shall be effective on the date specified in such notice of termination; provided that such termination shall not be effective until the close of business on the date of receipt of such notice by the Manager or the Company, as the case may be. If such termination shall occur prior to the Settlement Date or Time of Delivery for any sale of the Shares, such sale shall settle in accordance with the provisions of Section 3(a)(vii) of this Agreement.

(e)          In the case of any purchase of Shares by the Manager pursuant to a Terms Agreement, the obligations of the Manager pursuant to such Terms Agreement shall be subject to termination, in the absolute discretion of the Manager, by notice given to the Company prior to the Time of Delivery relating to such Shares, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Manager, impractical or inadvisable to proceed with the offering or delivery of the Shares as contemplated by the Prospectus (exclusive of any amendment or supplement thereto)

9.            Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Company, the Operating Partnership or their respective officers and of the Manager set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by the Manager or the Company or any of the officers, directors, employees, agents or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.

10.           Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Manager, will be mailed, delivered or telefaxed to Citigroup Global Markets Inc., 388 Greenwich Street, New York, New York, 10013 (fax no.: (212) 816-7912), attention of the General Counsel; or, if sent to the Company or the Operating Partnership, will be mailed, delivered or telefaxed to (704) 496-2599 and confirmed to them at 2100 Rexford Road, Suite 414, Charlotte, North Carolina 28211, attention of the Chief Financial Officer.

11.           Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.

12.           No Fiduciary Duty. Each of the Company and the Operating Partnership hereby acknowledges that (a) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company and the Operating Partnership, on the one hand, and the Manager and any affiliate through which it may be acting, on the other, (b) the Manager is acting solely as sales agent and/or principal in connection with the purchase and sale of the Company’s securities and not as a fiduciary of the Company or the Operating Partnership and (c) the Company and the Operating Partnership’s engagement of the Manager in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Company and the Operating Partnership agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether the Manager has advised or is currently advising the Company or the Operating Partnership on related or other matters). Each of the Company and the Operating Partnership agrees that it will not claim that the Manager has rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company or the Operating Partnership, in connection with such transaction or the process leading thereto.

13.         Integration. This Agreement and any Terms Agreement supersede all prior agreements and understandings (whether written or oral) between the Company and/or the Operating Partnership and the Manager with respect to the subject matter hereof.

14.         Applicable Law. This Agreement and any Terms Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

15.         Waiver of Jury Trial. Each of the Company and the Operating Partnership hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement, any Terms Agreement or the transactions contemplated hereby or thereby.

16.         Counterparts. This Agreement and any Terms Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.

17.         Headings. The section headings used in this Agreement and any Terms Agreement are for convenience only and shall not affect the construction hereof.

18.         Definitions. The terms that follow, when used in this Agreement and any Terms Agreement, shall have the meanings indicated.

“Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Applicable Time” shall mean, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“Base Prospectus” shall mean the base prospectus referred to in Section 2(a) above contained in the Registration Statement at the Execution Time.

“Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.

“Commission” shall mean the Securities and Exchange Commission.

“Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Prospectus Supplement, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule I hereto, (iv) the public offering price of Shares sold at the relevant Applicable Time and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

“Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

“Execution Time” shall mean the date and time that this Agreement is executed and delivered by the parties hereto.

“Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.

“Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.

“Prospectus” shall mean the Base Prospectus, as supplemented by the Prospectus Supplement.

“Prospectus Supplement” shall mean the most recent prospectus supplement relating to the Shares that was first filed pursuant to Rule 424(b) at or prior to the Execution Time.

“Registration Statement” shall mean the registration statement referred to in Section 2(a) above, including exhibits and financial statements and any prospectus supplement relating to the Shares that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective, shall also mean such registration statement as so amended.

“Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B”, and “Rule 433” refer to such rules under the Act.

“Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company, the Operating Partnership and the Manager.

Very truly yours,

CAMPUS CREST COMMUNITIES, INC.

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Executive Vice President and Chief Financial
Officer

CAMPUS CREST COMMUNITIES OPERATING PARTNERSHIP, LP

By: Campus Crest Communities GP, LLC,
its general partner

By: Campus Crest Communities, Inc.,
its sole member

By:	/s/ Donald L. Bobbitt, Jr.
Name: Donald L. Bobbitt, Jr.
Title: Executive Vice President and Chief Financial
Officer

The foregoing Agreement is
hereby confirmed and accepted
as of the date first written above.

CITIGROUP GLOBAL MARKETS INC.

By:	Citigroup Global Markets Inc.

By:	/s/ John Wieker
Name: John Wieker
Title: Director

SCHEDULE I

Schedule of Free Writing Prospectuses included in the Disclosure Package

None